SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5 Concourse Parkway, Suite 3200

Atlanta, GA 30328

(Address of principal executive offices)

(678) 281-2020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07. Submission of Matters to Vote of Security Holders

Ebix, Inc. (“Ebix” or the “Company”) held its annual meeting of stockholders on December 20, 2013. Three proposals described fully in the Company’s 2013 Proxy Statement were presented for approval at the annual meeting. As of the record date (being November 22, 2013), there was a total of 38,335,007 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 33,326,150 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The six Board of Director nominees set forth below were elected to hold office until the annual meeting of stockholders in 2014. The Stockholders also ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2013 and approved, on a non-binding advisory basis, the compensation of the named executive officers.

Following are the three proposals that were voted upon and the corresponding final voting results:

I.	To elect, as directors, the following six nominated individuals:

DIRECTOR	FOR	WITHHELD	BROKER NONVOTES
Hans U. Benz	24,684,778	2,369,833	6,271,539
Pavan Bhalla	26,804,024	250,587	6,271,539
Neil D. Eckert	26,548,419	506,192	6,271,539
Rolf Herter	26,747,236	307,375	6,271,539
Hans Ueli Keller	24,681,326	2,373,285	6,271,539
Robin Raina	26,661,058	388,557	6,271,539

Accordingly all six of the above named individuals were declared duly elected to serve as directors of the Company until the next annual meeting of stock holders or until their respective successors are qualified and elected.

II.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2013. The results of the voting for this proposal were as follows:

FOR	WITHHELD OR AGAINST	ABSTAIN	BROKER NONVOTES
32,711,112	580,048	34,980	0

Accordingly Cherry Bekaert LLP has been duly ratified as the Company’s independent registered certified public accounting firm for the year ending December 31, 2013.

III.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2013 Proxy Statement, received the following votes:

FOR	WITHHELD OR AGAINST	ABSTAIN	BROKER NONVOTES
15,338,662	11,384,326	331,623	6,271,539

Accordingly the stockholders approved, on an advisory basis, the compensation of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

December 23, 2013	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer and Corporate Secretary

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